As filed with the United States Securities and Exchange Commission on July 24, 2007

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement Under The Securities Act of 1933

UQM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0579156 (I.R.S. Employer Identification No.)

7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)

Donald A. French, Treasurer
7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	1,250,000 shares	$4.18	$5,225,000	$161

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the registrant's common stock as reported on the American Stock Exchange on July 23, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting offers to buy these securities in any state where such offers are not permitted.

PROSPECTUS SUBJECT TO COMPLETION, JULY 24, 2007

 UQM Technologies, Inc.
1,250,000 Shares
Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 1,250,000 shares of UQM Technologies, Inc. common stock by the selling shareholders named under "Selling Shareholders" beginning on page 6.

Our common stock is quoted on The American Stock Exchange, or AMEX, under the symbol "UQM." On July 23, 2007, the last reported sales price of our common stock on AMEX was $4.18.

The shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. The offered shares may be sold from time to time at then prevailing market prices;
  prices relating to prevailing market prices; or
  negotiated prices.

Such transactions may take place on AMEX, in the over-the-counter market or otherwise.

We will not receive any proceeds from the selling shareholders' sale of the shares. We have agreed to bear the expenses in connection with the registration and sale of the shares and to indemnify the selling shareholders against certain liabilities, including liabilities under the securities laws. See the section in this prospectus titled "Plan of Distribution" beginning on page 7 for additional information on how the selling shareholders may conduct sales of our common stock.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 2.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2007.

TABLE OF CONTENTS

Prospectus Summary

Risk Factors

Forward-Looking Statements

Use of Proceeds

Selling Security Holders

Plan of Distribution

Where You Can Find More Information

Incorporation of Certain Documents by Reference

Legal Matters

Experts

You should rely only on the information and representations contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information or representations different from that contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date other than the date of this prospectus.

PROSPECTUS SUMMARY                                                                                                                                     toc

Our Company

UQM Technologies, Inc. ("UQM") is a developer and manufacturer of energy efficient, power dense, electric motors, generators and power electronic controllers. Our primary focus is incorporating our advanced technology into products aimed at existing commercial markets and emerging markets for electrically propelled vehicles that are expected to experience rapid growth. We operate our business in two segments: 1) technology - which encompasses the further advancement and application of our proprietary motors, generators, power electronics and software; and 2) power products - which encompasses the manufacture of motors, generators and related products. Our $0.01 par value common stock trades on the American, Chicago and Pacific stock exchanges under the symbol "UQM."

Our company's revenue from continuing operations is derived from two principal sources:

  funded contract research and development services performed for strategic partners, customers and the U.S. government directed toward either the advancement of our proprietary technology portfolio or the application of proprietary technology to customers' products; and
  the manufacture and sale of products engineered by us.

We are located at 7501 Miller Drive, Frederick, Colorado 80530, and our telephone number is (303) 278-2002. Our Internet address is www.uqm.com. The information on our website is not incorporated by reference into this prospectus.

The Offering

1,250,000 of the shares offered by this prospectus were issued by UQM in a private placement of shares of common stock. The private placement closed on June 30, 2007. We will not receive any proceeds from the selling shareholders' sale of the shares of common stock.

RISK FACTORS                                                                                                                                                 toc

You should carefully consider the risks described below before making an investment decision.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.

This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus.

Our business is subject to a number of risks and uncertainties, many of which are outside of our control.

We have incurred significant losses and may continue to do so.

We have incurred significant net losses as shown in the following tables:

	Fiscal Year Ended March 31,
	2007	2006	2005
Net Loss	$3,431,357	$2,784,970	$1,868,896

We have had accumulated deficits as follows:

March 31, 2007	$60,437,115
March 31, 2006	$56,796,847

In the future we plan to make additional investments in product development and commercialization, which is likely to cause us to remain unprofitable.

Our operating losses and working capital requirements could consume our current cash balances.

Our net loss for the fiscal year ended March 31, 2007 was $3,431,357 versus a net loss last fiscal year of $2,784,970. At March 31, 2007, our cash and short-term investments totaled $7,934,005. If our losses continue, operations could consume some or all of our cash balances. We expect to make additional investments in human resources, manufacturing facilities and equipment, production and application engineering, among other things, in order to effectively compete in the emerging market for electric and hybrid electric vehicles. We cannot assure, however, that our existing cash resources will be sufficient to complete our business plan. Should our existing cash resources be insufficient, we may need to secure additional funding. We cannot assure you, however, that funding will be available on terms acceptable to us, if at all.

Some of our contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Some of our technology has been developed under government funding by United States government agencies. In some cases, government agencies in the United States can require us to obtain or produce components for our systems from sources located in the United States rather than foreign countries. Our contracts with government agencies are also subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under limited circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding. March-in rights can be exercised if we fail to commercialize the developed technology. The implementation of restrictions on our sourcing of components or the exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

Some of our orders for the future delivery of products are placed under blanket purchase orders which are cancelable by our customers at any time prior to the issuance of non-cancelable product release orders which specify product delivery dates and quantities to be delivered.

We face intense competition in our motor development and may be unable to compete successfully.

In developing electric motors for use in vehicles and other applications, we face competition from very large domestic and international companies, including the world's largest automobile manufacturers. These companies have far greater resources to apply to research and development efforts than we have, and they may independently develop motors that are technologically more advanced than ours. These competitors also have much greater experience in and resources for marketing their products.

If we fail to develop and achieve market acceptance for our products, our business may not grow.

We believe our proprietary systems are suited for a wide range of electric and vehicle electrification applications. We currently expect to make substantial investments in human resources, manufacturing facilities and equipment, production and application engineering, among other things, to capitalize on the anticipated expansion in demand for products related to this market area. However, our experience in this market area is limited. Our sales in this area will depend in part on the market acceptance of and demand for our proprietary propulsion systems and related future products. We cannot be certain that we will be able to introduce or market our products, develop other new products or product enhancements in a timely or cost-effective manner or that our products will achieve market acceptance.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we cannot assure that we would be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future. If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Use of our motors in vehicles could subject us to product liability claims, and product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

Because some of our motors are designed to be used in vehicles, and because vehicle accidents can cause injury to persons and property, we are subject to a risk of claims for product liability. We carry product liability insurance of $1 million covering all of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position and results of operations.

FORWARD-LOOKING STATEMENTS                                                                                                                            toc

This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things, the development of markets for our products; the adequacy of our cash balances and liquidity to meet future operating needs; and our ability to issue equity or debt securities. Important risk factors that could cause actual results to differ from those contained in the forward-looking statements are listed above under "Risk Factors."

USE OF PROCEEDS                                                                                                                                            toc

We will not receive any proceeds from the sale of these shares by the selling shareholders. The selling shareholders will receive all net proceeds from their sales of UQM common stock under this prospectus.

SELLING SECURITY HOLDERS                                                                                                                                  toc

In connection with the private issuances of shares of our common stock to the private placement selling shareholders listed below, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares of our common stock we issued to the selling shareholders, and to keep the registration statement effective until the earliest to occur of:

  the date when all Shares covered by such Registration Statement have been sold, or the date on which the Shares may be sold without any restriction (including the volume limitations) pursuant to Rule 144(k).

The registration statement of which this prospectus is a part was filed with the Securities and Exchange Commission pursuant to the securities purchase agreement we entered into with the selling shareholders on June 30, 2007. The closing of the private placement occurred on  June 30, 2007 and we issued 1,250,000 shares of our common stock to the private shareholders.

The following table sets forth, as of July 24, 2007:   (1) the name of each selling shareholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock owned by the selling shareholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; and (4) the amount and (if one percent or more) the percentage of the class to be owned by such selling shareholder after completion of the offering.

This table is prepared based in part on information supplied to us by the listed selling shareholders. The table assumes that the selling shareholders sell all of the shares offered under this prospectus. However, because the selling shareholders may offer from time to time all or some of their shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales. Information concerning the selling shareholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

			Beneficial Ownership After
		Number of	The Offering (1)
	Number of	Shares Being
Private Placement Selling Shareholders	Shares Owned	Offered	Number	Percent

Heartland Value Fund	1,125,000	1,125,000	-	-

Turn of the Tide, LP	125,000	125,000	-	-

TOTAL	1,250,000	1,250,000

(1)Assumes all offered are sold

PLAN OF DISTRIBUTION                                                                                                                                           toc

This registration statement will permit the shares covered hereby to be freely tradable if the selling shareholders elect to sell such shares. The selling shareholders, which as used herein includes their pledgees, donees, transferees or other successors in interest selling shares of common stock or interests therein received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may offer the shares from time to time. They may sell the shares sold in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The prices will be determined by the selling shareholders or by agreement between the selling shareholders and their agents. The selling shareholders may sell the shares on the American Stock Exchange or in the over-the-counter market or quotation service or otherwise, at prices and on terms then prevailing or related to the then-current market price, or in negotiated transactions. They may sell the shares using one or more of the following methods or other methods, or in any combination of such methods:

  to broker-dealers acting as principals;
  through broker-dealers acting as agents;
  in block trades;
  in agency placements;
  in exchange distributions;
  in brokerage transactions;
  through crosses in which the same broker acts as an agent on both sides of the trade;
  in privately negotiated transactions;
  in transactions other than on exchanges or services;
  through the writing of options, whether the options are listed on an option exchange or otherwise;
  in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized over-the-counter options;
  through the distribution of the shares by any selling shareholder to its partners, members or shareholders; and
  by any other method permitted pursuant to applicable law.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other disposition. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. The selling shareholders or the purchasers of the shares may pay compensation in the form of discounts, concessions or commissions to broker-dealers or others who act as agents or principals or both. The amounts of compensation may be negotiated at the time and may be in excess of customary commissions. Broker-dealers and any other persons participating in a distribution of the shares may be underwriters as that term is defined in the Securities Act, and any discounts, concessions or commissions may be underwriting discounts or commissions under the Securities Act. The selling shareholders may grant a security interest in shares owned by them. If the secured parties foreclose on the shares, they may be selling shareholders. In addition, the selling shareholders may sell short the shares. This prospectus may be delivered in connection with short sales and the shares offered may be used to cover short sales.

Any or all of the sales or other transactions involving the shares described above, whether completed by the selling shareholders, any broker-dealer or others, may be made using this prospectus. In addition, any shares that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than by using this prospectus.

If required under the Securities Act, the number of the shares being offered and the terms of the offering, the names of any agents, brokers or dealers and any commission with respect to a particular offer will be set forth in a prospectus supplement. Certain selling shareholders may have other business relationships with us and our subsidiaries or affiliates in the ordinary course of business. Some of the agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The selling shareholders also may enter into hedging transactions with broker-dealers or other financial institutions and the broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions or the creation of one or more derivative securities with broker-dealers or other financial institutions that involve the delivery of the shares to the broker-dealers or other financial institutions, who may then resell or otherwise transfer the shares. The selling shareholders may also pledge the shares to a broker-dealer or other financial institution and the broker-dealer or other financial institution may sell or otherwise transfer those shares upon a default. Such counterparties may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers for whom they act as agent. In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period before the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

We will bear all costs, expenses and fees in connection with the registration of the resale of the shares covered by this prospectus. We have agreed to indemnify the selling shareholders and their officers, directors, agents, trustees and affiliates, and each underwriter, if any, for liabilities based on untrue material facts, or omissions of material facts, contained in this prospectus and for any failure by us to fulfill any undertakings included in the registration statement of which this prospectus is a part. The selling shareholders have agreed to indemnify us for liabilities based on untrue material facts, or omissions of material facts, contained in this prospectus, but only to the extent that such material fact or omission is made in reliance on and in conformity with written information furnished by the selling shareholders specifically for use in preparation of this prospectus. The selling shareholders will pay any applicable commissions and expenses, brokerage fees or transfer taxes. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

We cannot assure you that the selling shareholders will sell any or all of the shares offered by them under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION                                                                                                                     toc

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934. You may read and copy this information or obtain copies of this information by mail from the following location at the SEC:

Public Reference Room
100 F. Street, N.E., Room 1580
Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like UQM, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                                                                   toc

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

(a) Annual Report on Form 10-K for the year ended March 31, 2007;

(b) Current Reports on Form 8-K filed with the SEC on June 26, 2007; and

(c) Definitive Proxy Statement on Schedule 14A filed with the SEC on July 5, 2007 for the Annual Meeting of Shareholders to be held August 22, 2007.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Donald A. French, Treasurer
UQM Technologies, Inc.
7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

LEGAL MATTERS                                                                                                                                                 toc

The validity of the shares of UQM common stock offered by this prospectus will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado.

EXPERTS                                                                                                                                                         toc

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Grant Thornton  LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

UQM Technologies, Inc.
7501 Miller Drive
Frederick, Colorado 80530
(303) 278-2002

PROSPECTUS

1,250,000 Shares

Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.
Registration fee	$161
Fees and expenses of accountants	5,000
Fees and expenses of counsel to the Registrant	5,000
Printing and engraving	500
Miscellaneous	339

Total	$11,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI of the Bylaws of the Company provides for the indemnification by the Company of each director, officer, employee or agent of the Company and its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company or any of its subsidiaries, provided that the indemnified party acted in good faith and in a manner he believed to be in the Company's best interest. In addition, Article XI of the Company's Articles of Incorporation provides that to the fullest extent permitted by the Colorado Corporation Code, as the same exists or hereafter shall be amended, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interest, or (ii) in all other cases, his conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

The Act limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. The Act permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

ITEM 16. EXHIBITS.
Exhibit No.	Description
5.1	Opinion of Holme Roberts & Owen LLP.
23.1	Consent of Grant Thornton LLP.
23.2	The consent of Holme Roberts & Owen LLP is included in Exhibit 5.1.

ITEM 17. UNDERTAKINGS.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that

paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by UQM pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on the 24th day of July, 2007.

UQM TECHNOLOGIES, INC.
By
/s/ Donald A. French
Donald A. French
Treasurer

Power of Attorney

Each person whose signature appears below does hereby make, constitute and appoint WILLIAM G. RANKIN and DONALD A. FRENCH, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signatures	Title	Date
/s/ William G. Rankin William G. Rankin	Chairman of the Board of Directors and President (Principal Executive Officer)	July 24, 2007
/s/ Donald A. French Donald A. French	Treasurer and Secretary (Principal Financial and Accounting Officer)	July 24, 2007
/s/ Ernest H. Drew Ernest H. Drew	Director	July 20, 2007
/s/ Stephen Roy Stephen J. Roy	Director	July 19, 2007
/s/ Donald W. Vanlandingham Donald W. Vanlandingham	Director	July 20, 2007
/s/ Jerome H. Granrud Jerome H. Granrud	Director	July 20, 2007